                                                                     EXHIBIT 1.2

                                  Amendment to
                     Forward Certificate Purchase Agreement

     This Amendment to Forward Certificate Purchase Agreement ("Amendment") is executed as of March 24, 1997 by and among National Rural Utilities Cooperative Finance Corporation ("CFC"), Kansas Electric Power Cooperative, Inc. (the "Cooperative"), and Alex. Brown & Sons Incorporated (the "Underwriter").

     Reference is hereby made to the Forward Certificate Purchase Agreement (the "Purchase Agreement") among CFC, the Cooperative and the Underwriter dated December 20, 1996 relating to the purchase by the Underwriter and the sale by CFC of $57,390,000 aggregate principal amount of Rural Electric Cooperative Grantor Trust Certificates Series 1997.

     It is hereby agreed that the date on the first line of subparagraph (i) of paragraph (a) of Section 2 of the Purchase Agreement is changed from April 1, 1997 to April 11, 1997. The effect of this amendment will be to change the definition of the term, "Targeted Filing Date," to April 11, 1997. Except as amended hereby, the Purchase Agreement is hereby ratified and confirmed.

     This Amendment may be executed in multiple counterparts, each being regarded as an original, and will be valid and enforceable as of the date first written above.


CFC:                    National Rural Utilities Cooperative Finance Corporation


                        By:  /s/  Martin R. Crowson
                           -------------------------------------
                        Its: Assistant Secretary-Treasurer


COOPERATIVE:            Kansas Electric Power Cooperative, Inc.


                        By:  /s/  Stephen E. Parr
                             -----------------------------------
                        Its: Executive Vice President & Chief Executive Officer


UNDERWRITER:            Alex. Brown & Sons Incorporated


                        By:  /s/ J. Dale Lehman
                             -----------------------------------
                        Its: Vice President
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The undersigned hereby consents to the foregoing Amendment.

Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997

By:   The First National Bank of Chicago, as Trustee


     By:  /s/  Richard D. Manella
          ------------------------------
     Its: Vice President